UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013 (December 20, 2013)

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia		20151
(Address of principal executive offices)		(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On December 20, 2013, Engility Corporation, a Delaware corporation (“Parent”) and a wholly owned subsidiary of Engility Holdings, Inc. (the “Company” or “Engility”), and Engility Solutions, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dynamics Research Corporation, a Massachusetts corporation (“DRC”), pursuant to which the Parent will acquire DRC, subject to the terms and conditions of the Merger Agreement. Each of the board of directors of the Company, Parent, Merger Sub and DRC has unanimously approved the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub has agreed to commence a tender offer (the “Offer”) for all outstanding shares of DRC common stock, par value $0.10 per share (the “Shares”), at a purchase price of $11.50 per Share, net to the holder thereof in cash, without interest, less any applicable withholding taxes. The obligation of Parent and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer (as it may be extended under the terms of the Merger Agreement) that number of Shares that, when added to the Shares then owned by Parent and Merger Sub, would represent at least two-thirds of all outstanding Shares (determined on a fully diluted basis). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is not subject to any financing condition.

The Offer will expire at midnight (New York City time) on the 20th business day following commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission.

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will be merged with and into DRC (the “Merger”), with DRC surviving as a wholly owned subsidiary of Parent and indirect wholly owned subsidiary of the Company. The parties have agreed that if, following completion of the Offer, Merger Sub and Parent own at least 90% of the outstanding Shares (on a fully diluted basis), the Merger will be completed without a meeting of DRC’s shareholders pursuant to Section 11.05 of the Massachusetts Business Corporation Act. DRC has also granted Merger Sub a contingent option (the “Top-Up Option”), exercisable in certain circumstances under the Merger Agreement, to facilitate the completion of the Merger, to purchase the number of newly-issued Shares that is equal to one share more than the amount needed to give Merger Sub and Parent ownership of 90% of the outstanding Shares (determined on a fully-diluted basis, assuming exercise of the Top-Up Option).

At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than (i) Shares then owned by Parent, DRC or any of their respective direct or indirect wholly owned subsidiaries and (ii) Shares that are held by any stockholders who properly demand appraisal (if applicable) in connection with the Merger) will cease to be issued and outstanding, will be cancelled, will cease to exist and will be converted into the right to receive $11.50 per Share in cash, without interest, less any applicable withholding taxes.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. DRC has agreed to operate its business in the ordinary course of business consistent with past practices and is subject to customary operating restrictions during the period prior to completion of the Merger. The Merger Agreement also includes customary restrictions on the solicitation of proposals by DRC with respect to alternative transactions and customary termination provisions for both DRC and Parent and Merger Sub and provides that, in connection with the termination of the Merger Agreement under specified circumstances, DRC may be required to pay Parent a termination fee of $3,030,250. In addition, upon termination of the Merger Agreement under specified circumstances, DRC would be required to reimburse Parent for expenses of up to $600,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DRC, the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by DRC to Parent and Merger Sub in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between DRC, Parent and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about DRC, Parent or Merger Sub or any of their respective businesses.

Tender and Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, on December 20, 2013, certain executive officers and the directors of DRC entered into a tender and voting agreement (the “Tender and Voting Agreement”) with Parent and Merger Sub, pursuant to which each such executive officer or director agreed, among other things, to tender his, her or its Shares pursuant to the Offer and, if necessary, vote his, her or its Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. As of December 20, 2013, approximately 10.3% of the outstanding Shares are subject to the Tender and Voting Agreement. The Tender and Voting Agreement will terminate in the event the Merger Agreement is terminated.

A copy of the Tender and Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Tender and Voting Agreement is qualified in its entirety by reference to the full text of the Tender and Voting Agreement.

Commitment Letter for Senior Secured Credit Facilities

On December 22, 2013, the Company entered into a Commitment Letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”, and together with Bank of America, the “Commitment Parties”) with respect to $150.0 million in incremental senior secured credit facilities (the “Incremental Senior Credit Facilities”) subject to the terms of the Commitment Letter and comprised of:

•	an incremental term loan facility of up to $75.0 million (the “Incremental Term Loan Facility”) to be incurred pursuant to and in accordance with the existing credit agreement by and among the Company, Parent, Bank of America, as administrative agent, and each of the several lenders from time to time party thereto, dated August 9, 2013 (the “Existing Credit Agreement”); and

•	an incremental revolving credit facility of up to $75.0 million (the “Incremental Revolving Credit Facility”) to be incurred pursuant to and in accordance with the Existing Credit Agreement.

Bank of America has committed to provide a $50.0 million portion of the Incremental Senior Credit Facilities and MLPFS has agreed to use commercially reasonable efforts to form a syndicate to provide the balance of the Incremental Senior Credit Facilities.

Together with cash on hand and borrowings available pursuant to the Existing Credit Agreement, the Incremental Senior Credit Facilities are intended to finance the Offer and the Merger, and to pay fees and expenses incurred in connection therewith. The Incremental Term Loan Facility will mature on August 9, 2018 and the Incremental Revolving Credit Facility will terminate on August 9, 2018. The Incremental Senior Credit Facilities will bear interest at the same rate as borrowings under the Existing Credit Agreement. The Company and Parent may only borrow amounts under the Incremental Senior Credit Facilities upon consummation of the Merger or in connection with a successful Offer, in each case in accordance with the terms of the Merger Agreement, prior to April 21, 2014. The Incremental Senior Credit Facilities are also subject to other terms and conditions customary for commitments of this type.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On December 23, 2013, the Company and DRC issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

NOTICE TO INVESTORS

The tender offer for the outstanding shares of common stock of DRC described in this report has not yet commenced. This report is for informational purposes only and is not an offer to purchase any shares of DRC or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Engility will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”) and DRC will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to DRC’s stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

“SAFE HARBOR” STATEMENT

This report contains forward-looking statements with respect to the tender offer and related transactions, the expectation that the transaction would be accretive to Engility’s earnings, expectations with respect to synergies and cost savings, the closing of the tender offer and related transactions, the combined capabilities of the companies, expectations regarding DRC’s 2013 estimated revenue and EBITDA, expectations regarding expanded market opportunities, size and growth, market and industry trends, and general business outlook. When used in this press release, the words “will,” “expected,” “anticipated,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including the inability to achieve anticipated synergies, cost reductions or operating efficiencies without unduly disrupting business operations, unexpected costs associated with, or inability to complete, integration activities in a timely manner, the possibility that key personnel of DRC may not be retained by Engility, responses from competitors, customers, and partners, uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many of DRC’s stockholders may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. Engility does not assume any obligation to update any forward looking statement, whether as a result of new information, future events or otherwise. Factors that could cause actual results of the tender offer to differ materially include the following: costs related to the proposed transaction, the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that the transaction will not close or that closing will be delayed, the risk that Engility’s and DRC’s respective businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors which could affect the company’s financial results is provided in documents filed by Engility with the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc.*

2.2	Form of Tender and Voting Agreement, dated as of December 20, 2013, by and among Engility Corporation, Engility Solutions, Inc. and each of the directors and officers of Dynamics Research Corporation set forth therein.

10.1	Commitment Letter, dated as of December 22, 2013, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Engility Holdings, Inc. and Engility Corporation.

99.1	Joint Press Release issued by Engility Holdings, Inc. and Dynamics Research Corporation dated December 23, 2013.

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: December 23, 2013	By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc.*

2.2	Form of Tender and Voting Agreement, dated as of December 20, 2013, by and among Engility Corporation, Engility Solutions, Inc. and each of the directors and officers of Dynamics Research Corporation set forth therein.

10.1	Commitment Letter, dated as of December 22, 2013, by and among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Engility Holdings, Inc. and Engility Corporation.

99.1	Joint Press Release issued by Engility Holdings, Inc. and Dynamics Research Corporation dated December 23, 2013.

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.